EXHIBIT 10.26

___________________________________________________
First Amendment
Dated as of November 11, 2013
To
Tax Benefit Preservation Plan
Dated as of May 23, 2013
by and between
DIGIRAD CORPORATION
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent
____________________________________________________
FIRST AMENDMENT
Amendment (this “Amendment”), dated as of November 11, 2013, by and between Digirad Corporation, a Delaware corporation, (the “Company”) and American Stock Transfer & Trust Company, a New York limited liability company, as rights agent (the “Rights Agent”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Rights Agent a Tax Benefit Preservation Plan dated as of May 23, 2013 (the “Plan”) to provide for the protection of the Tax Benefits;
WHEREAS, the Company desires to amend the Plan to correct ambiguities and provisions inconsistent with other provisions contained therein, as provided herein; and
WHEREAS, pursuant to Section 28 of the Plan, prior to the occurrence of a Distribution Date, the Company may in its sole discretion amend the Plan in any respect without the approval of any holders of Rights Certificates, Preferred Shares or Common Shares, and the Rights Agent must, if the Company so directs, execute such amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
(2)Definitions Amendment. The following definitions in Section 1 of the Plan are hereby amended as follows:
(a)The definition of “Beneficial Owner” and “Beneficially Own” in subsection (d) thereof, is hereby amended by striking subsection (d)(i) of the definition in its entirely and substituting the following in place thereof:
(d)    A Person will be deemed the “Beneficial Owner” of, and will be deemed to “Beneficially Own,” any securities:

(i)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the legal, equitable or contractual right or obligation to acquire (whether directly or indirectly and whether exercisable immediately or only after the passage of time, compliance with regulatory requirements, satisfaction of one or more conditions (whether or not within the control of such Person) or otherwise) (A) pursuant to any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); (B) upon the exercise of any conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; (C) pursuant to the power to revoke a trust, discretionary account or similar arrangement; (D) pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement, arrangement or understanding; or (E) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that a Person will not be deemed pursuant to this Section 1(d)(i) to be the Beneficial Owner of, or to Beneficially Own, any securities (including rights, options or warrants) that are convertible or exchangeable into, or exercisable for, Common Shares until such time as such securities are converted, exchanged or exercised, except to the extent that the acquisition or transfer of securities (including rights, options or warrants) would be treated as exercised on the date of its acquisition or transfer pursuant to Section 1.382-4(d) of the Treasury Regulations promulgated under Section 382; provided, further, that a Person will not be deemed pursuant to this Section 1(d)(i) to be the Beneficial Owner of, or to Beneficially Own, securities (1) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) issuable upon the exercise of Rights at any time prior to the occurrence of a Triggering Event; (3) issuable upon the exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(h) in connection with an adjustment made with respect to any Original Rights; or (4) that a Person or any of such Person’s Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of its Affiliates or Associates) in connection therewith, if such agreement has been approved by the Board prior to there being an Acquiring Person;
(b)In the definition of “Exemption Request” in subsection (u) thereof, the Section reference to “Section 24(d)” contained therein is deleted in its entirety and replaced with “Section 25(a)”.
(c)In the definition of “Exempt Person” in subsection (v) thereof, the following text should be inserted at the end of the definition immediately prior to the period at the end of the definition: “; or (iii) any Person so determined by the Board pursuant to Section 25”.
(3)Section Amendment. Sections 25(a) and 25(b) of the Plan are hereby amended to replace the reference to “subsection (ii) of Section 1(v)” in the first sentence in each such section with the reference to “subsection (iii) of Section 1(v)”.
(4)Governing Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
(5)Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
(6)Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not considered a part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.
(7)Rights Agent. The Rights Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.
(8)Except as expressly amended hereby, the Plan is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Plan for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
	Name:	Jeffry R. Keyes
	Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Jennifer Donovan
	Name:	Jennifer Donovan
	Title:	Senior Vice President